Exhibit 10.44

REDBACK NETWORKS INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made this             day of September 2006, by and between Scott Marshall (“Executive”) and Redback Networks Inc. (the “Company”), to the offer letter dated September 6, 2004 between the Company and Executive (the “Employment Agreement”)

WHEREAS, on July 27, 2006, the Board of Directors of the Company approved amendments to certain agreements with the Company’s executive officers of the Company to provide appropriate incentives for the Company’s executive officers in connection with a Change of Control (as defined in the Company’s 1999 Stock Incentive Plan) (the “Change in Control Provisions”); and

WHEREAS, the parties hereto wish to amend the Employment Agreement to reflect the revised Change in Control Provisions.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Company and Executive agree that the Employment Agreement shall be amended as follows:

1. Change in Control. The following text shall be added to Section D of the Employment Agreement titled “Change in Control”:

“In the event a Change in Control occurs (as defined in the Plan), you will have accelerated vesting of 12 months worth of the unvested options granted to you on June 1, 2006 or any additional equity compensation awards granted thereafter (collectively, the “Applicable Executive Equity Grants”). In the event a Change in Control occurs and if within 12 months following such Change in Control, either (A) your service with the Company is involuntarily terminated without cause or (B) there is an involuntary reduction in the nature and scope of your service to the Company (including a material reduction in your employment responsibilities), all then outstanding unvested shares under the Applicable Executive Equity Grants will vest. The provisions set forth in the preceding two sentences shall apply solely to the Applicable Executive Equity Grants and, except as expressly described above, shall not modify any other provision of your employment or other written agreements with the Company.”

2. Entire Agreement. This Amendment, the award agreements relating to the Applicable Executive Equity Grants and the Employment Agreement constitute the entire agreement relating to the subject matter hereof, and the Employment Agreement shall remain unchanged and in full force and effect, including the “AT WILL” nature of your employment under the Employment Agreement.

3. Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

THE COMPANY:

REDBACK NETWORKS INC.

By:	Date:
Title:

EXECUTIVE:

Date:
Scott Marshall

(signature page to Amendment to Scott Marshall Employment Agreement)

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